UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
March 5, 2025
CALIBERCOS INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)
(480) 295-7600
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2025, CaliberCos Inc. (the “Company”) filed a Certificate of Designations, Preferences and Rights (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to establish the preferences, voting powers, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Company’s Series AA Cumulative Redeemable Preferred Stock, par value $0.001 (the “Series AA Preferred Stock”). The Series AA Preferred Stock is subject to certain rights, preferences, privileges, and obligations, including voluntary and mandatory conversion provisions, as well as beneficial ownership restrictions as set forth in the Certificate of Designation. The following is a summary description of the terms and the general effect of the issuance of the shares of Series AA Preferred Stock on the Company’s other classes of registered securities. There are eight hundred thousand (800,000) shares of the Series AA Preferred Stock designated.

Ranking. The Series AA Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution, or winding up, senior to our Class A common stock, par value $0.001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.001 per share (the “Class B Common Stock”, together with the Class A Common Stock, the “Common Stock”), and pari passu with our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). The terms of the Series AA Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series AA Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Stated Value. Each share of Series AA Preferred Stock has an initial stated value of $25.00, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series AA Preferred Stock.

Dividend Rate and Payment Dates. Dividends on the Series AA Preferred Stock are cumulative and payable monthly in arrears to all holders of record on the applicable record date. Holders of our Series AA Preferred Stock are entitled to receive cumulative monthly cash dividends at a per annum rate of 9.5% of the stated value (or $0.198 per share each month based on the initial stated value). Dividends on each share begin accruing on, and are cumulative from, the date of issuance and regardless of whether our board of directors declares and pays such dividends. Our board of directors will not authorize, pay or set apart for payment by us any dividend on the Series AA Preferred Stock at any time that:

◦there are funds legally available for the payment of the dividends; and the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

◦there are funds legally available for the payment of the dividends; and the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

◦there are funds legally available for the payment of the dividends; and the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series AA Preferred Stock will accumulate whether or not:

Dividends on shares of our Series AA Preferred Stock will continue to accrue even if

◦the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

◦we have earnings;

◦there are funds legally available for the payment of the dividends; and

◦the dividends are authorized.

In the event the monthly payment of dividends is not made within 30 days of the due date, dividends will accrue from the due date of such monthly payment at the rate of 18% until such default is cured.

Liquidation Preference. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series AA Preferred Stock are entitled to receive, before any payment or distribution is made to the holders of our Common Stock and on a pari passu basis with holders of our Series A Preferred Stock, a liquidation preference equal to the stated value per share, plus accrued but unpaid dividends thereon.

Redemption Request at the Option of a Holder. Once per calendar quarter, a holder will have the opportunity to request that we redeem that holder’s Series AA Preferred Stock. Our board of directors may, however, suspend cash redemptions at any time in its discretion if it determines that it would not be in the best interests of our company to effectuate cash redemptions at a given time because we do not have sufficient cash, including because our board believes that our cash on hand should be utilized for other business purposes. Redemptions will be limited to four percent (4%) of the total outstanding Series AA Preferred Stock per quarter and any redemptions in excess of such limit or to the extent suspended, shall be redeemed in subsequent quarters on a first come, first served, basis. We will redeem shares at a redemption price equal to the stated value of such redeemed shares, plus any accrued but unpaid dividends thereon, less the applicable redemption fee (if any). As a percentage of the aggregate redemption price of a holder’s shares to be redeemed, the redemption fee shall be:

◦10% if the redemption is requested on or before the first anniversary of the original issuance of such shares;

◦8% if the redemption is requested after the first anniversary and on or before the second anniversary of the original issuance of such shares; and

◦6% if the redemption is requested after the second anniversary and on or before the third anniversary of the original issuance of such shares.

Optional Redemption by our company. We have the right (but not the obligation) to redeem shares of Series AA Preferred Stock at a redemption price equal to the stated value of such redeemed shares, plus any accrued but unpaid dividends thereon.

Mandatory Redemption by our company. We are required to redeem the outstanding shares of Series AA Preferred Stock on the third (3rd) anniversary of their issuance at a redemption price equal to the stated value of such redeemed shares, plus any accrued but unpaid dividends thereon.

Optional Repurchase Upon Death, Disability or Bankruptcy of a Holder. Subject to certain restrictions and conditions, we will also repurchase shares of Series AA Preferred Stock of a holder who is a natural person (including an individual beneficial holder who holds shares through a custodian or nominee, such as a broker-dealer) upon his or her death, total disability or bankruptcy, within sixty (60) days of our receipt of a written request from the holder or the holder’s estate at a repurchase price equal to the stated value, plus accrued and unpaid dividends thereon. A “total disability” means a determination by a physician approved by us that a holder, who was gainfully employed and working at least forty (40) hours per week as of the date on which his or her shares were purchased, has been unable to work forty (40) or more hours per week for at least twenty-four (24) consecutive months.

Restrictions on Redemption and Repurchase. We are not obligated to redeem or repurchase shares of Series AA Preferred Stock if we are restricted by applicable law or our certificate of incorporation from making such redemption or repurchase or to the extent any such redemption or repurchase would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we have no obligation to redeem shares in connection with a redemption request made by a holder if we determine, as of the redemption date, that we do not have sufficient funds available to fund that redemption. In this regard, we will have complete discretion under the certificate of designation for the Series AA Preferred Stock to determine whether we are in possession of “sufficient funds” to fund a redemption request. To the extent we are unable to complete redemptions we may have earlier agreed to make, we will complete those redemptions promptly after we become able to do so, with all such deferred redemptions being satisfied on a first come, first served, basis.

Voting Rights. The Series AA Preferred Stock has no voting rights relative to matters submitted to a vote of our stockholders (other than as required by law). However, we may not, without the affirmative vote or written consent of the holders of a majority of the then issued and outstanding Series AA Preferred Stock: (i) amend or waive any provision of the certificate of designation or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Series AA Preferred Stock (other than an amendment solely for the purpose of changing the number of shares of Series AA Preferred Stock designated for issuance as provided in the certificate of designation); (ii) authorize, create or issue shares of any class of stock having rights, preferences or privileges as to dividends or distributions upon a liquidation that are superior to the Series AA Preferred Stock; or (iii) amend our articles of incorporation in a manner that adversely and materially affects the rights of the Series AA Preferred Stock.

Conversion Right. At the third anniversary of the issuance date of a share of Series AA Preferred Stock, a holder may elect, with the prior written consent of the Company, which consent may be unreasonably withheld, to convert all or any portion of such then outstanding shares of Series AA Preferred Stock held by it into that number of shares of our Class A Common Stock determined by dividing the then Stated Value of such shares by the closing price of our Class A Common Stock as quoted on the Nasdaq Capital Market (the “NCM”) on the day prior to such date but in no event less than the closing price of our Class A Common Stock as quoted on the NCM on the day prior to the initial Closing Date.

The foregoing description of the Series AA Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Exhibit
3.1	Certificate of Designation, Preferences and Rights relating to the Series AA Cumulative Redeemable Preferred Stock, dated March 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

Date: March 10, 2025

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chairman and Chief Executive Officer